                                                                    EXHIBIT 99.1















                           BOREL BANK & TRUST COMPANY

                             1998 STOCK OPTION PLAN

             ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 17, 1998

               APPROVED BY THE BANK'S SHAREHOLDERS ON MAY 20, 1999

                           BOREL BANK & TRUST COMPANY

                             1998 STOCK OPTION PLAN





                                      INDEX





                                                                COMMENCING ON
 ARTICLE NO.                    DESCRIPTION                         PAGE
------------- ----------------------------------------------- -----------------
1.            PURPOSE                                                      3

2.            STOCK SUBJECT TO OPTION                                      3

3.            PARTICIPANTS                                                 3

4.            GRANT, TERMS AND CONDITIONS OF OPTIONS                       3

5.            ADMINISTRATION                                              11

6.            EFFECTIVE DATE AND TERMINATION OF PLAN                      12

7.            AMENDMENTS                                                  12

8.            USE OF PROCEEDS                                             12

9.            NO OBLIGATION TO EXERCISE OPTION                            12

10.           SECURITIES LAWS                                             13

                           BOREL BANK & TRUST COMPANY
                             1998 STOCK OPTION PLAN

1. PURPOSE.


     The purpose of the Borel Bank & Trust Company 1998 Stock Option Plan (hereinafter the "Plan") is to provide a means whereby directors, officers and certain employees of Borel Bank & Trust Company and its affiliates (hereinafter collectively the "Bank") may be given an opportunity to purchase shares of the no par value Common Stock of the Bank (hereinafter the "Common Stock"). The Plan is intended to advance the interests of the Bank by encouraging stock ownership on the part of directors, officers and employees, by enabling the Bank to secure and retain the services of highly qualified persons and by providing directors, officers and employees with an additional incentive to make every effort to enhance the success of the Bank.

     The word "affiliate" as used in this Plan, means any corporation in an unbroken chain of corporations beginning or ending with the Bank, if at the time of the granting of an option, each such corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2. STOCK SUBJECT TO OPTION.

     Subject to adjustment as provided in Section 4(h) hereof, options may be granted by the Bank from time to time to purchase not more than Four Hundred Two Thousand Two Hundred Sixty-Six (402,266) shares of the Bank's authorized but unissued Common Stock (the "Shares"?. If any option granted under the Plan shall terminate for any reason or expire before such option is exercised in full, the Shares previously reserved for issuance upon exercise of such option shall again become available for grant pursuant to the Plan.

3. PARTICIPANTS.

     Participants in the Plan shall be those directors, officers and employees of the Bank to whom options may be granted from time to time by the Board of Directors or the Committee (the "Participants").

4. GRANT, TERMS AND CONDITIONS OF OPTIONS.

     Options may be granted at any time prior to the termination of the Plan to directors, officers and employees of the Bank who, in the judgment of the Board of Directors or the Stock Option Committee (as provided in Section 5, the "Committee"), contribute to the successful conduct of the operation of the Bank through their judgment, interest, ability and special efforts; provided, however, that: (i) an eligible director, officer or employee shall not participate in the granting of his or her own option; (ii) the aggregate initial fair market value (determined as of the times the options are granted) of the stock that may be acquired by any one officer or employee pursuant to all incentive stock options granted under the Plan that are exercisable for the first time during any one calendar year (taking into account all incentive stock options under any stock option plans of the Bank, any of its affiliates, and any predecessor of any such corporation) shall not exceed $100,000; and (iii) except in the case of termination by death or disability or cause, as set forth in Section 4(d) below, in the case of an incentive stock option the granted option must be exercised by the Participant no later than three (3) months after any termination of employment or status as an officer with the Bank and said employment or status as an officer must have been continuous since the granting of the option; and
(iv) the total number of shares subject to options granted to any one Participant, at any one time, shall not exceed ten percent (10%) of the then issued and outstanding shares of Common Stock of the Bank. In addition, options granted pursuant to the Plan shall be subject to the following terms and conditions:


     (a) NON-EMPLOYEE DIRECTOR PARTICIPANTS. Subject to adjustment as provided in Section 4(h) hereof, One Hundred Seventy Thousand Nine Hundred Fifty-Four (170,954) out of the Four Hundred Two Thousand Two Hundred Sixty-Six (402,266) shares of the Bank's Common Stock reserved for issuance under the Plan shall be reserved for issuance upon exercise of non-statutory stock options granted to non-employee directors of the Bank by the Board or the Committee. In addition to the power of the Board of Directors or Committee to grant options for shares reserved under this subsection, each non-employee director of the Bank who first becomes a member of the Board of Directors of the Bank after the effective date of the Plan shall be granted a non-statutory stock option to purchase ten thousand (10,000) shares of Bank Common Stock. Each such non-statutory option so granted shall be granted at an exercise price of no less than one hundred percent (100%) of the fair market value of the Bank's Common Stock on the date of grant, shall be exercisable for a term not exceeding ten (10) years from the date of grant and shall be exercisable in twenty-five percent (25%) cumulative annual installments commencing with the first anniversary of the grant date.

     NO NON-EMPLOYEE DIRECTOR SHALL BE ELIGIBLE TO RECEIVE ANY STOCK OPTION OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 4(a).

     (b) OPTION PRICE. The purchase price under each option shall be one hundred percent (100%) of the fair market value of the Shares subject thereto on the date the option is granted, as such value is determined by the Board of Directors or the Committee (the "Fair Market Value"). The Fair Market Value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2. If, however, an officer or employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, the option price of any incentive stock option granted to such Participant shall be not less than 110 percent (110%) of such Fair Market Value at the time such option is granted.

     (c) DURATION AND EXERCISE OF OPTIONS. Each option shall vest in such manner and be exercisable for a term up to, but not exceeding, ten (10) years from the date the option is granted as the Board of Directors or the Committee shall determine in its sole discretion; provided also, however, that the Board of Directors or the Committee may, in its sole discretion, accelerate the time of exercise of any option, except for those options granted to non-employee directors under the terms of Section 4(a). If an officer or employee owns stock of the Bank possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank, any incentive stock option shall be exercisable in such manner and at such time up to but not exceeding five (5) years from the date the option is granted. The termination of the Plan shall not alter the maximum duration, the vesting provisions, or any other term or condition of any option granted prior to the termination of the Plan.

     With respect to incentive stock options granted to a participant under the Plan in any calendar year, the Bank may grant a participant incentive stock options to purchase Shares having more than $100,000 in initial aggregate Fair Market Value (determined at the times the options are granted), subject to the $100,000 limitation set forth in this section applicable to each year in which such options become first exercisable. The Participant may exercise, during a calendar year, an incentive stock option only to the extent that the aggregate initial Fair Market Value of the Shares that may be acquired pursuant to the option (or portion thereof) and all other incentive stock options granted after 1986 that are first exercisable by the Participant during the calendar year does not exceed $100,000 (taking into account all incentive stock options granted under any stock option plan of the Bank or any affiliate of the Bank, or any predecessor of any such corporation). If permitted under regulations promulgated by the Treasury Department or by a ruling of the Internal Revenue Service, the Participant may choose, among the options granted under the Plan that are otherwise first exercisable by the Participant in a calendar year, those options the Participant wishes to exercise subject to the $100,000 limitation. If such a choice is not permitted (as determined by the Board of Directors or the Committee, in its sole discretion), the Participant may exercise an incentive stock option in a calendar year, either in whole or in part, only if the aggregate initial Fair Market Value of the shares that the Participant may acquire under incentive stock options that were granted after 1986 prior to the first mentioned option and which become first exercisable in such year (without regard to the $100,000 limitation) does not exceed $100,000. If a Participant does not exercise an incentive stock option (or portion thereof) that is first exercisable in a calendar year under the $100,000 limitation, the Participant may exercise that option (or portion thereof) in subsequent years without regard to the $100,000 limitation.

     To the extent the right to purchase Shares has vested under a participant's stock option agreement, options may be exercised from time to time by delivering payment in full at the option price for the number of Shares being purchased,
(a) in cash, or by certified check, official bank check, or the equivalent thereof acceptable to the Bank, (b) by tender of Shares (the value of which shall be the Fair Market Value of such shares as of the date of exercise of the Option) or the Bank's withholding of shares (the value of which shall be the Fair Market Value of such shares as of the date of exercise of the Option) that otherwise would be issued upon the exercise of the option (a "Cashless Exercise"), or (c) by any combination thereof or any other payment method permitted by Section 4(e) herein, together with written notice to the Secretary of the Bank identifying the option or portion thereof being exercised and specifying the number of Shares for which payment is being tendered. In the event of a Cashless Exercise of any option pursuant to the preceding sentence, the shares that are withheld by the Bank pursuant to such Cashless Exercise shall be treated for purposes of this Plan in the same manner as if such shares had been issued to the participant pursuant to an exercise of an option and had been simultaneously repurchased by the Bank for their Fair Market Value as of the date of the exercise of the option. The Bank shall deliver to the Participant, which delivery shall be not less than fifteen (15) days and not more than thirty (30) days after the giving of such notice unless an earlier or later date shall be mutually agreed upon, without state transfer or issue tax to the Participant (or other person entitled to exercise the option) at the principal office of the Bank, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Bank for such period as may be required for it with reasonable diligence to comply with any requirements of law. If an option covers incentive and nonstatutory stock options, separate stock certificates will be issued, one or more for incentive stock options and one or more for the nonstatutory stock options.

     (d) TERMINATION OF EMPLOYMENT OR OFFICER OR DIRECTOR STATUS. Upon the termination of a Participant's status as an employee or officer or director of the Bank, his or her rights to exercise an option then held shall be only as follows:


          (1) DEATH OR DISABILITY. If a Participant's employment or status as an officer or director is terminated by death or disability, such Participant or such Participant's qualified representative (in the event of the Participant's mental disability) or the Participant's estate (in the event of the Participant's death) shall have the right for a period of twelve
     (12) months following the date of such death or disability to exercise the option to the extent the Participant was entitled to exercise such option on the date of the Participant's death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.


     A Participant's "estate" shall mean the Participant's legal representative or any person who acquires the right to exercise an option by reason of the Participant's death. "Disability" is defined in IRC Section 22(e)(3).


          (2) CAUSE. If a Participant is determined by the Board of Directors to have committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Bank or its stockholders, or to have deliberately disregarded the rules of the Bank which resulted in loss, damage or injury to the Bank, or if a Participant makes any unauthorized disclosure of any of the secrets or confidential information of the Bank, induces any client or customer of the Bank to break any contract with the Bank or induces any principal for whom the Bank acts as agent to terminate such agency relation, or engages in any conduct which constitutes unfair competition with the Bank, or if a Participant is removed from any office of the Bank by the Federal Deposit Insurance Corporation or any other regulatory agency, or if a director Participant is removed from office pursuant to
     Section 302 or Section 304 of the California Corporations Code, neither the Participant nor the Participant's estate shall be entitled to exercise any option with respect to any Shares whatsoever after termination of employment or officer status, whether or not after termination of employment or officer status, the Participant may receive payment from the Bank for vacation pay, for services rendered prior to termination, for services for the day on which termination occurred, for salary in lieu of notice, or for other benefits. In making such determination, the Board of Directors shall act fairly and shall give the Participant an opportunity to appear and be heard at a hearing before the full Board of Directors and present evidence on the Participant's behalf. For the purpose of this section, termination of employment or officer status shall be deemed to occur when the Bank dispatches notice or advice to the Participant that the Participant's employment or status as an officer is terminated and not at the time of the Participant's receipt thereof.


          (3) OTHER REASONS. If a Participant's employment or status as a director or officer is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause", the Participant may, with respect to incentive stock options, within three (3) months following such termination, and, with respect to nonstatutory stock options, within three
     (3) months and one (1) day following such termination, exercise the option to the extent such option was exercisable by the Participant on the date of termination of the Participant's employment or status as an officer, provided the date of exercise is in no event after the expiration of the term of the option.


          (4) EXTENSION OF GRACE PERIOD. If a Participant's employment or status as an officer or director is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause" and the Participant dies, with respect to incentive stock options, during the three (3) months following such termination, and, with respect to nonstatutory stock options, within three (3) months and one (1) day following such termination, such Participant's estate shall have the right for a period of twelve (12) months following the date of such death to exercise the option to the extent the Participant was entitled to exercise such option on the date of the Participant's death, provided the actual date of exercise is in no event after the expiration of the term of the option.

     (e) PAYMENT FOR OPTION SHARES.

          (1) GENERAL RULE. The entire Exercise Price of Common Stock issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

               (i) In the case of an incentive stock option granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Incentive Stock Option Agreement. However, the Committee may, in its discretion, specify in the Stock Option Agreement that payment may be made pursuant to Section 4(e)(2), (3),
          (4), (5), (6).

               (ii) In the case of a non-incentive option, the Committee may, in its discretion, accept payment pursuant to Section 4(e)(2), (3), (4),
          (5), (6).

          (2) SURRENDER OF STOCK. To the extent that this Section 4(e)(2) is applicable, payment for all or any part of the Exercise Price may be made with shares of Common Stock which have already been owned by the Optionee for more than six months and which are surrendered to the Bank. Such shares shall be valued at their Fair Market Value on the date when the new Common Stock as purchased under the Plan.

          (3) SHARE WITHHOLDING. To the extent that this Section 4(e)(3) is applicable, payment for all or any part of the Exercise Price may be made by the delivery (on a form prescribed by the Bank) of options to purchase Shares. Such options shall be valued at their Fair Market Value on the date when the new Common Stock are purchased under the Plan.

          (4) EXERCISE/SALE. To the extent that this Section 4(e)(4) is applicable, payment may be made by the delivery (on a form prescribed by the Bank) of an irrevocable direction to a securities broker approved by the Bank to sell Common Stock and to deliver all or part of the sales proceeds to the Bank in payment of all or part of the Exercise Price and any withholding taxes.

          (5) EXERCISE/LOAN. To the extent that this Section 4(e)(5) is applicable, payment may be made by delivery (on a form prescribed by the Bank) of an irrevocable direction to pledge shares to a securities broker or lender (excluding the Bank or a affiliate thereof) approved by the Bank as security for a loan by the broker or lender and to deliver all or part of the loan proceeds to the Bank in payment of all or part of the Exercise Price and any withholding taxes.

          (6) OTHER FORMS OF PAYMENT. To the extent that this Section 4(e)(6) is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

     (f) TRANSFERABILITY OF OPTION. No option shall be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.

     (g) OTHER TERMS AND CONDITIONS. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board of Directors or the Committee shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any Participant any right to continue in the employ or in the status as an officer or director of the Bank, nor limit in any way the right of the Bank to terminate a Participant's employment or status as an officer at any time.

     (h) ADJUSTMENT OR CHANGES IN COMMON STOCK. In the event the shares of Common Stock of the Bank, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Bank or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend, the Board of Directors shall substitute for or add to each share of Common Stock of the Bank theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Bank shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any Participant's proportionate interest in the Bank by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price of the unexercised portion of the option and with a corresponding adjustment in the option price per share.


     In the event of sale, dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving or resulting corporation, the Board of Directors may, in its discretion, provide for the assumption by the surviving or resulting corporation of every option outstanding hereunder on its terms and conditions, both as to the number of shares and otherwise; provided, however, that, if the Board of Directors does not provide for such assumption, the Board of Directors shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, further, that in all events the Participant shall have the right immediately prior to such sale, dissolution, liquidation, or merger or consolidation in which the Bank is not the surviving or resulting corporation to notification thereof as soon as practicable and, thereafter, to exercise the Participant's option to purchase Shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provisions of
Section 4 hereof. This right of exercise shall be conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

     In the event of the purchase by any person or entity of, or an offer by any person or entity to all shareholders of the Bank to purchase, 25% or more of the shares of Common Stock of the

Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in this Section 4(h)), or which purchase or offer would result in such person or entity acquiring more than 50% of the Bank's outstanding shares following such purchase, any Participant under this Plan shall have the right upon such purchase or the commencement of such offer to exercise the option and purchase shares subject thereto, to the extent of any unexercised or unvested portion of such option.

     No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 4(h). In case of any such adjustment, the Shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Bank to each holder of an option which was in fact so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     To the extent the foregoing adjustments relate to stock or securities of the Bank, such adjustments shall be made by the Board of Directors or the Committee, whose determination in that respect shall be final, binding and conclusive.

     Except as expressly provided in this Section 4(h), a Participant shall have no rights by reason of any of the following events: (1) subdivision or consolidation of shares of stock of any class; (2) payment of any stock dividend; (3) any other increase or decrease in the number of shares of stock of any class; (4) any dissolution, liquidation, merger, consolidation, spin-off of assets or stock of another corporation. Any issue by the Bank of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of Shares of Common Stock subject to the option, and no adjustment by reason thereof shall be made.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Bank to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (i) RIGHTS AS A SHAREHOLDER. The Participant shall have no rights as a shareholder with respect to any Shares until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance, except as provided in Section 4(g) hereof.

     (j) WITHHOLDING.

          (1) GENERAL. To the extent required by applicable federal, state, local or foreign law, an optionee shall make arrangements satisfactory to the Bank for the satisfaction of any withholding tax obligations that arise by reason of an Option. The Bank shall not be required to issue any Shares under the Plan until such obligations are satisfied.

          (2) SHARE WITHHOLDING. The Committee may permit an Optionee to satisfy all or part of his or her withholding tax obligations by having the Bank withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Stock shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

     (k) EXERCISE OR FORFEITURE. In the event the Bank's capital falls below the minimum requirements, as determined by the Commissioner of Financial Institutions of the State of California (the "Commissioner") or the primary federal bank regulator of the Bank, the Bank's federal bank regulator shall have the right, in its sole discretion, to require Participants who have outstanding options pursuant to this Plan to either exercise such options within a given time or to forfeit all such options.

5. ADMINISTRATION.

     The Board of Directors shall have the authority to administer the Plan but may delegate its administrative powers under the Plan, in whole or in part, to a committee of the Board of Directors (the "Committee"). With respect to the participation of Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan may be administered by a committee composed solely of two or more members of the Board of Directors who qualify as "nonemployee directors" as defined in Securities and Exchange Commission Rule 16b-3 under the Exchange Act.


     The Bank shall effect the grant of options under the Plan by execution of instruments in writing in a form approved by the Board of Directors or the Committee. Subject to the express terms and conditions of the Plan and the terms of any option outstanding under the Plan, Board of Directors or the Committee shall have full power to construe the Plan and the terms of any option granted under the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan or such options and to make all other determinations necessary or advisable for the Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants of the Plan; (ii) determine to which of the eligible persons, if any, options shall be granted under the Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted thereunder shall be incentive stock options or non-statutory stock options; (iv) specify the number of shares to be covered by each option; (v) in the event a particular option is to be an incentive stock option, determine and incorporate such terms and provisions, as well as amendments thereto, as shall be required in the judgment of the Board of Directors or the Committee, so as to provide for or conform such option to any change in any law, regulation, ruling or interpretation applicable thereto; and (vi) make all other determinations deemed necessary or advisable for administering the Plan. The Board of Directors' or the Committee's determination on the foregoing matters shall be conclusive. Acts of the Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a quorum of the Committee is present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

6. EFFECTIVE DATE AND TERMINATION OF PLAN.

     (a) ADOPTION AND APPROVAL. The Plan shall become effective only upon adoption by the Board of Directors. The exercise of any options granted pursuant to the Plan shall be conditioned upon approval of the Plan by the holders of a majority of all of the shares of Common Stock of the Bank represented and voting at a meeting of shareholders of the Bank to which the Plan is submitted for approval, by the holders of a majority of the disinterested shares represented and voting at such meeting and upon satisfaction of any other conditions to such exercise as may be imposed by the Commissioner of Financial Institutions of the State of California.

     (b) TERMINATION. Unless the Plan shall have been terminated by action of the Board of Directors prior thereto, it shall terminate ten (10) years after the earlier of its adoption by the Board of Directors or approval by the shareholders. The termination of the Plan shall not alter the maximum term, the vesting provisions or other terms or conditions of any option granted prior to termination of the Plan.

7. AMENDMENTS.

     The Board of Directors of the Bank or the Committee may from time to time, with the approval, if required, of the Commissioner , alter or amend the Plan or alter or amend any and all agreements evidencing options granted thereunder, except that the provisions of Section 4(a) relating to the amount, price and timing of option grants to Non-Employee Directors shall not be amended more than once in any six-month period. Pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, any amendment to Section 4(a) may only be effective upon approval of the Bank's shareholders. Any other amendment of the Plan shall be subject to the approval of the Bank's shareholders only to the extent required by applicable laws, regulations or rules. Except as provided in Section 4(h), no termination, modification or amendment of the Plan may, without the consent of an employee, officer, or director to whom an option shall theretofore have been granted, adversely affect the rights of such employee, officer, or director under such option.

8. USE OF PROCEEDS.

     The proceeds from the sale of Common Stock pursuant to the exercise of options will be used for the Bank's general corporate purposes.

9. NO OBLIGATION TO EXERCISE OPTION.

     The granting of an option hereunder shall impose no obligation upon the Participant to exercise such option.

10. SECURITIES LAWS.

     No Shares of Common Stock shall be issued upon the exercise of any option under the Plan unless and until the Bank has complied with any then applicable requirements of statute or regulation applicable to such issuance. The Bank shall diligently endeavor to comply with all applicable securities laws before any options are granted hereunder and before any Shares of Common Stock are issued pursuant to the exercise of such options.